Exhibit 21.1

Subsidiaries of the Registrant (a)

Supreme Corporation, a Texas corporation

Supreme Indiana Operations, Inc., a Delaware corporation

Supreme Indiana Management, Inc., a Delaware corporation

Supreme Corporation of Texas, a Texas corporation

Supreme SCT Operations, L.P., a Texas limited partnership

Supreme SCT, L.L.C., a Delaware limited liability company

Supreme SCT Operating Co., L.L.C., a Delaware limited liability company

Supreme Truck Bodies of California, Inc., a California corporation

Supreme STB Corporation, a California corporation

Supreme Mid-Atlantic Corporation, a Texas corporation

Supreme Northwest, L.L.C., a Texas limited liability company

Supreme/Murphy Truck Bodies, Inc., a North Carolina corporation

SC Tower Structural Laminating, Inc., a Texas corporation

Supreme Insurance Company, Inc., a Nevada corporation

Supreme Properties North, Inc., a Delaware corporation

Supreme Properties South, Inc., a Delaware corporation

Supreme Properties East, Inc., a Delaware corporation

Supreme Properties West, Inc., a Delaware corporation

(a)  All subsidiaries are 100% owned by the Registrant.